SECOND AMENDMENT TO REVOLVING
                      CREDIT AND TERM AGREEMENT


      This Second Amendment To Revolving Credit and Term Loan
Agreement (this "Second Amendment") is made by and among PMB
Enterprises West, Inc., a New Mexico corporation, and First Interstate Bank of Texas, N.A.

      WHEREAS, the parties entered into that one certain Revolving Credit and Term Loan Agreement dated February 16, 1994 (the Revolving Credit and Term Loan Agreement dated February 16, 1994 and all amendments thereto are hereinafter collectively referred to as the "Loan Agreement"); and

      WHEREAS, the parties entered into that one certain First
Amendment To Revolving Credit and Term Loan Agreement dated February
9, 1995; and

      WHEREAS, the parties desire to amend the Loan Agreement in certain respects.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the parties as follows:

                                  1.

      Section 2.03 of the Loan Agreement is amended to read in its entirety as follows:

            2.03. Interest Rates. The unpaid principal of each Floating Prime Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of: (a) the Floating Prime Rate in effect from day to day or (b) the Maximum Rate. The unpaid principal of each Eurodollar Advance shall bear interest from the day of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and three eights percent (1.375%) or (b) the Maximum Rate if as of
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the end of the most recent month the ratio of Funded Debt as of the end of such month to Net Cash Flow for the 12 month period ending as of the end of the most recent month is equal to or less than 1.0 to
1.0. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and one half percent (1.5%) or (b) the Maximum Rate if as of the end of the most recent month the ratio of Funded Debt as of the end of such month to Net Cash Flow for the 12 month period ending as of the end of the most recent month is greater than 1.0 to 1.0 but equal to or less than 1.5 to 1.0. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and three quarter percent (1.75%) or (b) the Maximum Rate if as of the end of the most recent month the ratio of the Funded Debt as of the end of such month to Net Cash Flow for the 12 month period ending as of the end of the most recent month is greater than 1.5 to 1.0 but equal to or less than 2.0 to 1.0. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus two percent (2.0%) or
(b) the Maximum Rate if as of the end of the most recent month the ratio of the Funded Debt as of the end of such month to Net Cash Flow for the 12 month period ending as of the end of the most recent month is greater than 2.0 to 1.0 but equal to or less than 2.5 to 1.0. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus two and three eighths percent (2.375%) or (b) the Maximum Rate if as of the end of the most recent month the ratio of the Funded Debt as of the end of such month to Net Cash Flow for the 12 month period ending as of the end of the most recent month is greater than 2.5 to 1.0. All past due principal of, and to the extent permitted by applicable law, interest on the Note shall bear interest at the Past Due Rate. If converted to Term Loan pursuant to Section 3.01 hereof, the converted principal amount of the Note shall continue to bear interest as provided in Section 3.02. Notwithstanding the foregoing, the unpaid principal balance of the Note shall bear interest as provided in Section 4.05(c) hereof, upon the occurrence of the circumstances described in such section.











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                                  2.

      Section 8.01(a) of the Loan Agreement is amended to read in its entirety as follows:

      8.01. Financial Statements.  Deliver to Bank in duplicate:

      (a) Monthly Statements: as soon as practicable and in any event within 30 days after the end of each monthly period in each fiscal year, a Consolidated statement of operations of Pancho's Mexican Buffet, Inc. and its Subsidiaries as at the end of such monthly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared by an authorized financial officer of the Company and a Consolidated balance sheet of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of the end of such monthly period, setting forth in each case in comparative form figures for the prior fiscal year end, in reasonable detail and prepared by an authorized financial officer of the Company.

                                  3.

      Section 9.01 and Section 9.02 of the Loan Agreement are amended to read in their entirety as follows:

            9.01. Funded Debt to Net Cash Flow.  Permit the ratio of
                  Funded Debt as of the end of any month to Net Cash Flow of Pancho's Mexican Buffet, Inc. and its Subsidiaries for the 12 month period ending as of the end of the preceding month to be greater than
                  2.8 to 1.0 at any time on or before September 30, 1995 or to be greater than 2.5 to 1.0 at any time after September 30, 1995; or

            9.02 Indebtedness to Net Worth. Permit the ratio of the total Indebtedness of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of the end of the most recent month to Consolidated Tangible Net Worth as of the end of the most recent month to be greater than .70 to 1.0; or

                                  4.

      At the time of execution of this Second Amendment, Borrower agrees to pay all expenses incurred by Bank in connection with this Second Amendment (including reasonable attorneys fees).




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                                  5.

      This Second Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

                                  6.

      THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      Executed to be effective as of May 9, 1995.

                              PMB ENTERPRISES WEST, INC.


                              By:/s/ DAVID ODEN
                                 David Oden, Vice President

                                                      BORROWER


                              FIRST INTERSTATE BANK OF TEXAS, N.A.


                              By:/s/ KIMBERLY K. WHITE
                                 Kimberly K. White, Banking Officer

                                                      BANK

f-0042946.01



















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